LEGAL\115039322\2 May 18, 2026 EXHIBIT 10.1 Michael J. Reed [Address] RE: Promotion to Chief Operating Officer Dear Mike, Subject to approval by the Board of Directors of Limbach Holdings, Inc., a Delaware corporation (the “Parent”) it is with pleasure that I confirm our offer to promote you to Chief Operating Officer of the Parent and its wholly-owned subsidiary, Limbach Facility Services LLC, a Delaware limited liability company (the “Company,” and collectively with the Parent and the Company’s direct and indirect subsidiaries, the “Company Group”) effective May 18, 2026 (this date, subject to the Board of Directors’ approval as indicated and required in this paragraph as a pre-condition to this promotion letter becoming binding and effective on the Company Group, being the “Effective Date”). You will report directly to the CEO of the Parent. If for any reason should your current employment with the Company terminate, this promotion letter shall automatically terminate and be of no force and effect. Additionally, for the avoidance of doubt, should this promotion letter not be approved by the Board of Directors of the Parent on or before the Effective Date, this promotion letter shall automatically terminate and be of no force and effect. 1. Monthly Compensation In consideration for your services, effective the Effective Date, your monthly base salary will increase to $35,416.67 ($425,000 annualized), with a vehicle allowance of $1,000 per month, and reimbursement of reasonable out-of-pocket business expenses in accordance with the Company Group’s written policies with respect to such matters as then in effect from time-to-time. Your compensation will be reviewed annually as part of the Company Group’s year-end review process in accordance with the Company’s policies, procedures and governance documents. In addition, we will pay you for miles driven on company business at the Company Group’s standard mileage reimbursement rate, as published annually. Your car allowance covers all other vehicle expenses, including insurance. 2. Employee Benefits As a senior executive of the Company Group, you will continue to be eligible to participate in all benefit programs then available to employees of the Company. Your PTO Eligibility will remain unchanged and will be in accordance with the then Company Group policy. 3. Annual Incentive Plan

Promotion to Chief Operating Officer Page 2 – Michael J. Reed Page 2 of 7 LEGAL\115039322\2 The Compensation Committee of the Board (“Compensation Committee”), in its sole discretion, may award you an annual bonus based upon your performance and the Company Group’s operating results during the year, of a target opportunity of 60% of your annual base salary and based on the approved annual incentive program by the Compensation Committee. In the unlikely event that employment would be terminated for Cause (as the term is defined in the Parent’s Executive Severance and Change in Control Plan, effective as of January 1, 2025, as then amended (the “Severance Plan”)), no bonus would be due. In the event your employment is terminated for a reason other than Cause (as the term is defined in the Severance Plan), you may be eligible for a bonus, as provided (i) in the Severance Plan or (ii) at the discretion of the Compensation Committee. 4. Long-Term Incentive Plan In addition to the compensation described above, you will continue to be eligible to participate in the Company Group’s LTIP program pursuant to the Parent’s Amended and Restated Omnibus Incentive Plan (as amended from time to time, the “OIP”), or any new program to be developed, and receive equity awards in the form as determined by the Compensation Committee (collectively, the “LTIP”), and subject to vesting and other conditions as set forth in the LTIP and the applicable award agreements. [Subject to continued employment and the terms of the OIP, your 2027 LTIP grant will be made using the Parent’s historical methodology and formula for such grants where that grant will be calculated using 80% of your base salary for the aggregate grant amount and calculated using the 10-day VWAP calculation generally used by the parent to determine the number of common share equivalents for the grant. For 2026, you will be issued an additional grant (in the form of additional time based RSUs and market-based PSUs) under the LTIP based on your pro-rated salary increase and new LTIP eligibility target from the Effective Date of the promotion as determined by the Compensation Committee.] 5. Potential Severance For so long as you are a Covered Executive (as the term is defined in the Severance Plan), you will be eligible to participate in, and will be subject to the terms and conditions of the Severance Plan, as in effect from time to time. 6. Tax Withholding All amounts payable to you as compensation hereunder shall be subject to all customary withholding, payroll and other taxes, and the Company Group shall be entitled to deduct or withhold from any amounts payable to you any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes imposed with respect to your compensation or other payments or your ownership interest in the Company (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity).

Promotion to Chief Operating Officer Page 3 – Michael J. Reed Page 3 of 7 LEGAL\115039322\2 7. Non-solicitation and Confidential Information As a condition of your employment, you will agree that for a period of two (2) years following termination of your employment, for any reason by either party, you will not directly or indirectly (i) induce or attempt to induce any employee of the Parent or its direct or indirect subsidiaries, divisions and affiliates to leave the employ of the Parent or its direct or indirect subsidiaries, divisions and affiliates, (ii) hire any person who was an employee of the Parent or its direct or indirect subsidiaries, divisions and affiliates at the time of your employment or six (6) months prior thereto, or (iii) interfere with the Company Group’s relationship with any of its current customers, suppliers, subcontractors or vendors, as well as any potential customers with which the Company has initiated negotiations. You further recognize and acknowledge that the information, observations and data (including trade secrets and information regarding potential acquisitions by the Company), obtained by you while employed by the Company Group (hereinafter called “Confidential Information”) are the property of the Company Group. In addition, except as required by law or court order, you will not, during or after your term of employment, disclose to any unauthorized person or use for your own purposes any of the Confidential Information without the prior written consent of the Board, unless and to the extent such Confidential Information becomes generally known to and available for use by the public other than as a result of your acts or omissions. Notwithstanding the foregoing, nothing in this promotion letter agreement prohibits you from reporting to any governmental authority information concerning violations of law or regulation and you may disclose Confidential Information to a government official or to an attorney and use it in certain proceedings without fear of prosecution or liability, provided that you do so in a manner consistent with 18 U.S.C. § 1833. 8. Acknowledgment YOU HEREBY ACKNOWLEDGE AND REPRESENT THAT YOU HAVE CONSULTED WITH INDEPENDENT LEGAL COUNSEL REGARDING YOUR RIGHTS AND OBLIGATIONS UNDER THIS PROMOTION LETTER AGREEMENT AND THAT YOU FULLY UNDERSTAND THE TERMS AND CONDITIONS CONTAINED HEREIN AND THEREIN. 9. Clawback You will be subject to the terms and conditions of the Limbach Holdings, Inc. Clawback Policy, as in effect from time to time and/or any rule or regulation that requires your compensation to be clawed backed or to cease being provided. In addition, notwithstanding any other provisions in this letter agreement to the contrary, any incentive- based compensation, or any other compensation paid to you pursuant to this promotion letter agreement or any other agreement or arrangement with the Company Group, that is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and

Promotion to Chief Operating Officer Page 4 – Michael J. Reed Page 4 of 7 LEGAL\115039322\2 clawback as is required to be made pursuant to such law, government regulation or stock exchange listing requirement. In addition, this promotion letter agreement, the agreements referenced herein and compensation paid under this promotion letter agreement and/or the agreements referenced herein will be administered in compliance with Section 10D of the Securities Exchange Act of 1934, as amended, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which shares of Parent may be traded, and any Company Group policy adopted with respect to compensation recoupment, to the extent the application of such rules, regulations and/or policies is permissible under applicable local law. This provision will not be the Company Group’s exclusive remedy with respect to such matters. 10. Section 280G of the Internal Revenue Code Notwithstanding anything to the contrary in this promotion agreement, the amount to be paid by the Company Group to you pursuant to this promotion letter agreement shall be limited such that the total “parachute payments” (as defined in Section 280G(b)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”)) made to you by the Company Group pursuant to this agreement or otherwise does not exceed the product of 2.99 times the “base amount” (as defined in Section 280G(b)(3) of the Code) for you. 11. Section 409A of the Code It is intended that any amounts payable under this promotion letter agreement shall be exempt from and avoid the imputation of any tax, penalty or interest under Section 409A of the Code (“Section 409A”) to the fullest extent permissible under applicable law; provided, that if any such amount is or becomes subject to the requirements of Section 409A, it is intended that those amounts shall comply with such requirements. This promotion letter agreement shall be construed and interpreted consistent with that intent. In furtherance of that intent, if payment or provision of any amount or benefit hereunder that is subject to Section 409A at the time specified herein would subject such amount or benefit to any additional tax under Section 409A, the payment or provision of such amount or benefit shall be postponed to the earliest commencement date on which the payment or provision of such amount or benefit could be made without incurring such additional tax. In no event, however, shall the Company Group be liable for any tax, interest or penalty imposed on you under Section 409A or any damages for failing to comply with Section 409A. Any reimbursement payment or in-kind benefit due to you pursuant to Section 1, to the extent that such reimbursements or in-kind benefits are taxable to you, shall be paid on or before the last day of your taxable year following the taxable year in which the related expense was incurred. You agree to provide prompt notice to the Company Group of any such expenses (and any other documentation that the Company Group may reasonably require to substantiate such expenses) in order to facilitate the Company Group’s timely reimbursement of the same. Reimbursements and in-kind benefits pursuant to Section 1

Promotion to Chief Operating Officer Page 5 – Michael J. Reed Page 5 of 7 LEGAL\115039322\2 are not subject to liquidation or exchange for another benefit and the amount of such benefits that you receive in one taxable year shall not affect the amount of such reimbursements or benefits that you receive in any other taxable year. For purposes of Section 409A, your right to receive any installment payments hereunder shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this promotion letter agreement specifies a payment period with reference to a number of days (e.g., payment shall be made within thirty (30) days following the date of termination), the actual date of payment within the specified period shall be within the sole discretion of the Company Group. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Notwithstanding the foregoing, the Company Group makes no representations that the payments and benefits provided under this promotion letter agreement comply with Section 409A, and in no event shall the Company Group be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by you on account of non-compliance with Section 409A. 12. Complete Agreement This promotion letter agreement and those documents expressly referred to herein (including the Severance Plan), including the exhibits to this promotion letter agreement, if any, embody the complete agreement and understanding among the parties and, as of the Effective Time, shall supersede and preempt any prior understandings, agreements or representations by or among you and the Company Group, written or oral, which may have related to the subject matter hereof in any way. This promotion letter agreement may not be amended, modified or changed (in whole or in part), except by written agreement executed by you and the Parent, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this promotion letter agreement (including, without limitation, the Company Group’s right to terminate your employment for Cause (as the term is defined in the Severance Plan)) shall affect the validity, binding effect or enforceability of this promotion letter agreement or be deemed to be an implied waiver of any provision of this promotion letter agreement. 13. Survival This promotion letter agreement survives and continues in full force in accordance with its terms notwithstanding the termination of your service to the Company Group. 14. Counterparts This promotion letter agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

Promotion to Chief Operating Officer Page 6 – Michael J. Reed Page 6 of 7 LEGAL\115039322\2 15. Successors and Assigns This promotion letter agreement is intended to bind and inure to the benefit of and be enforceable by you, the Company Group and their respective heirs, permitted successors and permitted assigns (including, for the avoidance of doubt, to the Company Group’s successors or assigns in the event of a Change in Control (as the term is defined in the Severance Plan)); provided, that the services provided by you under this promotion letter agreement are of a personal nature and your rights and obligations under this Agreement shall not be assignable. 16. Choice of Law All issues and questions concerning the construction, validity, enforcement and interpretation of this promotion letter agreement and the exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or of another State) and the parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware. 17. Waiver of Jury Trial Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this promotion letter agreement or any other matter relating to or arising from your employment with the Company Group. 18. Executive’s Cooperation During your term of employment with the Company and for three (3) years thereafter, you shall cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, you being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are in or may come into your possession, all at times and on schedules that are reasonably consistent with your other permitted activities and commitments). In the event the Company requires your cooperation in accordance with this Section 18 after your employment with the Company, the Company shall reimburse you for reasonable travel expenses (including, but not limited to, lodging and meals), promptly and in any event within thirty (30) days following submission of receipts. We are very pleased to make you this offer. If you have any questions, please contact me.

Promotion to Chief Operating Officer Page 7 – Michael J. Reed Page 7 of 7 LEGAL\115039322\2 Sincerely, LIMBACH HOLDINGS, INC. /s/ Michael M. McCann Michael M. McCann, President and Chief Executive Officer cc: Melissa DiMuro, Chief People, Culture & Marketing Officer Enclosures AGREE AND ACCEPT: Michael Reed offer dated May 18, 2026 Offer accepted: /s/ Michael J. Reed 5/18/2026 Signature Date